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                                                                  EXHIBIT  10.19

                               FUNDING AGREEMENT


     FUNDING AGREEMENT (the "Agreement") dated as of July 2, 1998, between WORK INTERNATIONAL CORPORATION (the "Company"), and BOLLARD GROUP, L.L.C., a Texas limited liability company ("Bollard").

                             W I T N E S S E T H:

     WHEREAS, the Company proposes to acquire a number of companies in the staffing and information technology business (the "Business") for various combinations of cash and common stock of the Company (the "Proposed Acquisitions") simultaneously with, and conditioned upon, the successful completion of an initial underwritten public offering of the Company's common stock (the "IPO"); and

     WHEREAS, the Company desires to obtain a commitment from Bollard for up to $500,000 of debt financing to pay certain expenses which the Company expects to incur up to the time of the closing of the IPO;

     NOW, THEREFORE, in consideration of the agreements and undertakings of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. FUNDING COMMITMENT. Subject to the terms and conditions of this Agreement, Bollard agrees to provide up to $500,000 to the Company for the purpose of funding operating expenses of the Company (the "Expenses"). Prior to the completion of the IPO, the Company may request Bollard to make advances to the Company to pay Expenses. Bollard will have the right to inspect the books and records of the Company regarding any request for funding Expenses, and the Company and Bollard further agree to attempt to defer the payment of Expenses where appropriate. In addition, the Company will exercise reasonable business judgment in incurring expenses for which funding is requested from Bollard. However, Bollard recognizes that the Company must continue to operate in a manner contributing to a successful Initial Public Offering and Bollard agrees that it will not unreasonably deny funding requests by the Company. Prior to the employment of any additional professional staff, the Company agrees to obtain prior approval from Bollard, with such approval by Bollard not to be unreasonably withheld. In addition, Bollard recognizes that a portion of the funding proceeds may be applied to securing office space for the Company, and Bollard will reasonably cooperate in the securing of such office space by the Company, which may include, but may not be limited to, Bollard providing a non-refundable deposit not to exceed $35,000. Furthermore, upon completion of the successful IPO and the Company relocating to alternative office accommodations, Bollard agrees to take the necessary steps to eliminate the Company's liabilities arising from the lease at 3900 NationsBank Center. Any such advances will be made by Bollard in the form of a noninterest bearing loan, payable on the earlier to occur of the
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IPO and December 31, 1998. All such loans will be represented by a note in the form attached hereto as Exhibit A.

     2.  MISCELLANEOUS.

          2.1 Parties Bound. Except to the extent otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, administrators, guardians, successors and assigns; and no other person shall have any right, benefit or obligation hereunder.

          2.2 Notices. All notices, reports, records or other communications that are required or permitted to be given to the parties under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by telecopy, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested. All notices hereunder will be sent to Bollard and the Company at the Houston office address of the Company. Notice shall be deemed given on the date of delivery, in the case of personal delivery or telecopy, or on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or registered or certified mail.

          2.3 Choice of Law. This Agreement shall be construed, interpreted, and the rights of the parties determined in accordance with, the laws of the State of Texas, without giving effect to any conflicts of laws principles.

          2.4 Entire Agreement; Amendments and Waivers; Assignment. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties. Except as set forth herein, there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof. No supplement, modification or waiver of this Agreement shall be binding unless it shall be specifically designated to be a supplement, modification or waiver of this Agreement and shall be executed in writing by each party to be bound thereby. No waiver of any of the provisions of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          2.5 No Third Party Beneficiaries. There are no third party beneficiaries of this Agreement.

          2.6 No Partnership. Nothing in this Agreement creates or is intended to create any partnership or joint venture between Bollard and the Company.

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          2.7  Multiple Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          2.8 Termination. This Agreement shall terminate on the earlier to occur of the date of the IPO or the termination of the definitive reorganization agreements regarding the acquisition of the founding companies.



                           [Signature Page Follows]

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                 WORK INTERNATIONAL CORPORATION


                                 By:   /S/
                                    ------------------------------
                                           Samuel R. Sacco,
                                        Chairman of the Board



                                 BOLLARD GROUP, L.L.C.


                                 By:  /S/
                                    ------------------------------
                                          Richard K. Reiling,
                                               Manager

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